UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2015

ABAKAN INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52784 (Commission File Number)	98-0507522 (IRS Employer Identification No.)

c/o Robert W Seiden, Receiver for Abakan, Inc. :  1120 Avenue of the Americas,4th Floor, New York, New York, 10036

 (Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 626-6709

2665 S. Bayshore Drive, Suite 450, Miami, Florida  33133

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.03

BANKRUPTCY OR RECEIVERSHIP

On September 24, 2015, the United States District Court of the Southern District of New York (“Court”) ordered that Robert W. Seiden, Esq. be appointed as the Receiver for Abakan Inc. (“Company”), in response to a motion filed with the Court on September 17, 2015, for contempt, in a suit brought by George Town Associates S.A. (“George Town”) against the Company and its subsidiary MesoCoat, Inc. (“MesoCoat”) on May 4, 2015, in order to collect those amounts due to George Town pursuant to the terms of a secured convertible note. Mr. Seiden was appointed Receiver for MesoCoat on August 19, 2015, in response to a motion filed with the Court on July 28, 2015, for contempt in the same action.

The respective Court Orders today imbue the Receiver with broad powers to manage the day-to-day operations of the Company.

For any questions of the Receiver regarding the Company please contact David G. Liston, Esq., counsel to the Receiver at (212) 822-0160, or Steven Seiden, CPA, Esq., on behalf of the Receiver at (212) 626-6709.

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ITEM 7.01

REGULATION FD DISCLOSURE

The Company has attached hereto as Exhibit 99.1, a press release issued in connection with the appointment of Mr. Seiden as Receiver.

Other than the information filed under Item 1.03 above, the information in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall same be deemed to be incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in any such filings, except to the extent expressly set forth by specific reference in such filing.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is attached as part of this report:

Exhibit

 Page

No.

 No.

Description

99.1

Attached

Press Release dated September 25, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abakan Inc.

Date

By: /s/ Robert Seiden

September 25, 2015

Name: Robert Seiden

Court Appointed Receiver